EXHIBIT 5(b)

March 10, 2008

Alcoa Inc.

390 Park Avenue

New York, New York 10022-4608

Alcoa Trust I

201 Isabella Street

Pittsburgh, Pennsylvania 15212-5858

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Alcoa Inc., a Pennsylvania corporation (the “Company”), and Alcoa Trust I, a Delaware statutory trust (“Alcoa Trust”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and Alcoa Trust with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to an indeterminate amount of the following:

(1)	the Company’s debt securities, which may be either senior or subordinated (such subordinated debt securities being referred to herein as the “Subordinated Debt Securities”);

(2)	shares of the Company’s Class B Serial Preferred Stock, $1.00 par value;

(3)	shares of the Company’s common stock, $1.00 par value;

(4)	warrants of the Company;

(6)	stock purchase contracts of the Company;

(7)	stock purchase units of the Company;

(8)	trust preferred securities of Alcoa Trust (collectively, the “Trust Preferred Securities”); and

(9)	guarantees by the Company of the Trust Preferred Securities (collectively, the Guarantees”).

In connection with rendering the opinions set forth below, we have examined (i) the Registration Statement, including the exhibits filed therewith; (ii) the Company’s Articles of Incorporation, as amended; (iii) the Company’s Bylaws, as amended; (iii) the Certificate of Trust of Alcoa Trust; (iv) the Declaration of Trust of Alcoa Trust; (v) the form of Amended and Restated Trust Agreement of Alcoa Trust filed as Exhibit 4(m) to the Registration Statement on

Alcoa Inc.

Alcoa Trust I

March 10, 2008

Form S-3 (File No. 333-59381) of the Company and Alcoa Trust (the “Trust Agreement”); (vi) the form of Guarantee Agreement of the Company relating to the Guarantees filed as Exhibit 4(n) to the Registration Statement on Form S-3 (File No. 333-59381) of the Company and Alcoa Trust (the “Guarantee Agreement”); (vii) the form of Subordinated Indenture filed as Exhibit 4(j) to the Registration Statement on Form S-3 (File No. 333-59044) of the Company and Alcoa Trust (the “Subordinated Indenture”); and (viii) resolutions adopted by the Board of Directors of the Company (the “Board of Directors”). We have made such other investigation as we have deemed appropriate. We have examined and relied on certificates of public officials. We have not independently established any of the facts so relied on.

For the purposes of this opinion letter, we have assumed that (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures (other than signatures on behalf of the Company or Alcoa Trust) on each such document are genuine. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company or Alcoa Trust) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of the foregoing assumptions.

The opinions expressed in this opinion letter are limited to (i) the federal law of the United States; (ii) solely in connection with the opinion given in paragraph 1 below, the Delaware Statutory Trust Act (the “Trust Act”), including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Trust Act; and (iii) solely in connection with the opinion given in paragraphs 2 and 3 below, the law of the State of New York. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (i) any other laws; (ii) the laws of any other jurisdiction; or (iii) the law of any county, municipality or other political subdivision or local governmental agency or authority.

Based on the foregoing, and subject to the foregoing, and assuming that (i) the Registration Statement will be effective and will comply with all applicable laws at the time the Trust Preferred Securities and the Guarantees are offered or issued as contemplated by the Registration Statement; (ii) a Prospectus Supplement or term sheet will have been prepared and filed with the Commission describing the Trust Preferred Securities and the Guarantees offered thereby and will comply with all applicable laws; (iii) all Trust Preferred Securities and Guarantees will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; and (iv) the additional qualifications and other matters set forth below, it is our opinion that:

1. Assuming that (A) the Board of Directors, or a duly authorized committee thereof, the trustees of Alcoa Trust and any other applicable governing bodies have taken all necessary corporate and other action to approve the issuance of and the terms of the offering of Trust Preferred Securities and related matters; (B) the Trust Agreement and any other applicable agreements relating to the Trust Preferred Securities have been duly authorized and delivered by the Company and Alcoa Trust; and (C) certificates representing the Trust Preferred Securities

Alcoa Inc.

Alcoa Trust I

March 10, 2008

have been duly executed, countersigned, registered and delivered in accordance with the Trust Agreement and any other applicable agreements relating to the Trust Preferred Securities and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the trustees of Alcoa Trust and any other applicable governing bodies, upon payment of the consideration provided for in the applicable definitive purchase, underwriting or similar agreement, the Trust Preferred Securities will be validly issued.

2. Assuming that (A) the Board of Directors, or a duly authorized committee thereof, has taken all necessary corporate action to approve the issuance of and the terms of the offering of Guarantees and related matters; (B) the Guarantee Agreement and any other applicable agreements relating to the Guarantees have been duly authorized and delivered by the Company; and (C) the Trust Preferred Securities underlying the Guarantees have been duly executed, issued and delivered as contemplated in paragraph 1 above, the Guarantees will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity) and subject to laws restricting the transfer of property or the incurring of indebtedness by corporations to or for the benefit of their stockholders.

3. Assuming that the terms of such Subordinated Debt Securities have been duly established in accordance with the Subordinated Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms and the execution and delivery of the Subordinated Indenture and the Subordinated Debt Securities, and the issuance and sale of the Subordinated Debt Securities, have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (ii) the Subordinated Indenture has been duly executed and delivered by the Company and the trustee to be named in the prospectus supplement relating to the offering of the Subordinated Debt Securities; and (iii) the Subordinated Debt Securities have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Subordinated Indenture and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Subordinated Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

Regarding the Guarantees in particular, we note that guarantees are subject to particularly close scrutiny and strict construction. Further, any waiver of defenses by Alcoa Trust with respect to the Guarantees may be enforceable as to defenses which the Company could raise with respect to the Guarantees but may not be enforceable as to defenses which could be raised by the Company with respect to the Guarantees alone.

We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus forming a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours truly,

/s/ Kirkpatrick & Lockhart Preston Gates Ellis LLP

Kirkpatrick & Lockhart Preston Gates Ellis LLP